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                                                                     EXHIBIT 5.1



                      [LETTERHEAD OF DORSEY & WHITNEY LLP]




Rehabilicare Inc.
1811 Old Highway 8
New Brighton, Minnesota 55112

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-8 that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for the purpose of registering an additional 500,000 shares of Common Stock, $.10 par value, of Rehabilicare Inc. to be issued pursuant to the Rehabilicare Inc. 1998 Stock Incentive Plan (the "Plan"). We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

         We are of the opinion that the shares of Common Stock to be issued pursuant to the Plan will, when issued and paid for as described in the Registration Statement, be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.


Dated:  September 25, 2000                          Very truly yours,


                                                    /s/  Dorsey & Whitney LLP

TM